Exhibit 99.1

Focused on forever 2025 Global impact report Brown & Brown Annex Governance environment Communities people highlights intro

About This Report Brown & Brown, Inc. is a diversified insurance agency, wholesale brokerage and insurance programs organization. Founded in Daytona Beach, Florida, in 1939, we have become one of the most successful global brokerages. As of December 31, 2025, our activities were conducted in 468 domestic locations in 47 states, and 246 international locations in Belgium, Bermuda, Canada, Cayman Islands, France, Germany, Hong Kong Special Administrative Region of the People's Republic of China (“Hong Kong”), India, Italy, Malaysia, the Netherlands, Republic of Ireland, Singapore, United Arab Emirates and the United Kingdom. We are a Company Built to Last and Focused on Forever—forever committed to our teammates, customers, carrier partners and communities. This report aims to provide a deeper understanding of who we are as a Company and our dedication to improving all aspects of our business. To that end, this report covers the fiscal year 2025 and has been prepared in alignment with the Sustainability Accounting Standards Board (SASB) Professional & Commercial Services Standards. This report contains forward-looking statements, including our commitments, targets and other statements that are not historical facts. These statements are subject to risks and uncertainties and are not guarantees of future performance. All forward-looking statements are based on management’s current assumptions, estimates and projections. Unless we state otherwise or the context otherwise requires, the terms “we,” “our,” “Brown & Brown,” “the Company,” “our business” and “our Company” refer to Brown & Brown, Inc. and its consolidated subsidiaries as a combined entity. This report includes certain non-financial data and information that are subject to uncertainties in their measurement, resulting from situations inherent in the nature and methods used for determining such data. The selection of different but acceptable measurement techniques can result in materially different measurements, and the precision of different measurement techniques may also vary. The inclusion of information in this report, or any characterization of information in this report as “material” or a “priority,” should not be construed as a characterization regarding the materiality of such information for purposes of securities laws or regarding the financial impact of such information. Please instead refer to our Annual Report or Form 10-K filed with the Securities and Exchange Commission. Many of the targets, goals, impacts and programs described in this report are aspirational, and as such, no guarantees or promises are made that these goals and projects will be met or successfully executed. There was no external assurance from third parties with respect to the information in this report. Table of Contents 1 INTRO A Letter from the ESG 3 Leadership Committee About Us 4 Our Approach 7 11 HIGHLIGHTS ESG Highlights 10 12 PEOPLE Our Culture 14 Awards 16 Our Team 17 Prioritizing Total Health & Well-Being 18 Teammate Recruitment, Education 22 & Development Education & Development Opportunities 23 Leadership & Development Offerings 24 Professional Development Opportunities 24 Diversity, Inclusion & Belonging 25 Workplace Safety 32 33 COMMUNITIES 36 CLIMATE & ENVIRONMENT 39 GOVERNANCE Enterprise Risk Management 40 Enterprise Ethics & Compliance 40 Code of Business Conduct & Ethics 41 Enhanced Cybersecurity 42 Data Security & Customer Privacy 43 44 ANNEX Annex Governance environment Communities people highlights intro

A Letter from the ESG Leadership Committee We are proud to celebrate another successful year at Brown & Brown, as we continue to position ourselves as A Forever Company. In 2025, we completed our largest acquisition to date, welcomed new teammates and delivered strong growth in total revenues companywide. In addition, we expanded operating margins, increased cash flow from operations and achieved several other key milestones, including: Earned the Great Place to Work Certification in the United States for the seventh consecutive year, and for the first time in Canada and the United Kingdom. We were also included on the following: - 2025 Fortune Best Workplace for Women™ List -2025 Best Workplaces in Financial Services & Insurance™ for the sixth consecutive year Awarded the 2024-2025 Platinum Level Bell Seal for Workplace Mental Health by Mental Health America for the third consecutive year Earned the 2026 Military Friendly® Employer Earned a bronze award for our Aspiring Leaders Program Completed the transformation of our owned office space in Somerton, England, marking a significant achievement in our ESG strategy by creating efficiencies and improving energy consumption while delivering a sustainable, modern workplace for our teammates Offered a new voluntary program that provides access to legal services for teammates and families, as well as caregiving benefit for help finding childcare, elder care and more Identified our next cohort of Diversity, Inclusion & Belonging advisory council, including expanding globally and welcoming several councilors from the UK and Ireland Launched the following Teammate Resource Groups (TRGs): -Parents & Carers TRG, where parents and caregivers feel valued, supported and empowered to thrive at work and at home -Somos TRG, celebrating the richness of Hispanic and Latino culture, driving awareness of community’s value and achievements, creating opportunities for personal and professional development and amplifying collective voices Continued to demonstrate our Culture of Caring, and our teammates personally contributed to helping 30+ families in need through our Brown & Brown Disaster Relief Foundation, raising close to $200,000 Conducted a physical security assessment survey, to reduce enterprise-wide exposure to physical threats by proactively identifying, prioritizing and mitigating risks that could affect teammates, disrupt operations or impact profitability. Expanded our annual Be Our BEST Survey globally and saw an increase in participation and feedback that will continue to help us improve teammate experiences Strategically made our biggest acquisition to date, welcoming over 5,500 talented teammates, enhancing market relationships and bringing new capabilities to serve new and existing customers As A Forever Company, we continue our never-ending journey of success—delivering strong financial performance and making strategic capital allocation decisions that drive lasting value for our shareholders. While doing so, we remain deeply committed to prioritizing our teammates and keeping our sustainability efforts top of mind. Guided by discipline and transparency, we are committed to sharing our progress each year through this report, aligning with SASB standards to ensure clarity and accountability. Thank you for your trust and support as we stay Focused on Forever. R. Andrew Watts Executive Vice President, Chief Financial Officer & Treasurer Julie Turpin Executive Vice President & Chief People Officer In Remembrance of Robert Mathis, Chief Legal Officer and Fellow ESG Committee Member BROWN & BROWN, INC. BROWN & BROWN'S 2025 GLOBAL IMPACT REPORT 3

About us Annex Governance environment Communities people highlights intro

About Brown & Brown Health. Family. Business. In that order—always. From the top down, we prioritize our teammates' and their families' health and wellness. Our teammates are our greatest resource in the success of our Company. By supporting happy, healthy teammates and keeping their diverse needs in mind globally, we have built a team that provides high-quality service for our customers and gives back to their communities. J. Powell Brown, our president and chief executive officer, regularly talks about the importance of brain health (his term for mental health) and encourages our teammates to take the time to prioritize their health and well-being. Brown & Brown is built on Meritocracy, and we reward individuals based on their merits and ability to meet and exceed their goals. We hold our team to the highest standards of honesty, integrity, innovation, superior capabilities and discipline. By understanding that the only constant is change, we have built a team that regularly demonstrates adaptability, resiliency, agility, strength and the ability to respond to and serve the ever-changing needs of our customers in a constantly evolving industry. BROWN & BROWN, INC. BROWN & BROWN'S 2025 GLOBAL IMPACT REPORT 5 Annex Governance environment Communities people highlights intro

About Brown & Brown Our Mission Be the leading global provider of insurance solutions for our customers. Our Culture of Caring With a long-standing history of public and community service, our teams are dedicated to their local communities, supporting and engaging with numerous charitable organizations worldwide. Our History Founded in 1939 in Daytona Beach, Florida, we have grown from a two-partner firm to one of the largest insurance brokerages in the world. The Cheetah Representing vision, swiftness, strength and agility, the cheetah embodies our Company culture and has served as a symbol for Brown & Brown since the 1980s. Our Businesses Through our segments—retail and specialty distribution— we offer a wide range of insurance and risk management services and solutions for businesses and individuals. BROWN & BROWN, INC. BROWN & BROWN'S 2025 GLOBAL IMPACT REPORT 6 Annex Governance environment Communities people highlights intro

Our Approach Annex Governance environment Communities people highlights intro

Our Approach At the center of our approach, we are committed to enhancing and improving the lives of our teammates, customers, communities, shareholders and carrier partners. We prioritize people, always. For Our Teammates We are dedicated to The Power of WE. For Our Customers We deliver innovative services and solutions. For Our Communities We volunteer our time and provide monetary support. For Our Shareholders We are committed to deploying our capital and delivering financial performance with the goal of increasing long-term shareholder value. For Our Carrier Partners We uphold the highest standards of partnership and customer service. For Our Global Society We are mindful of how we can make a positive impact on our world and continue to improve our Company’s sustainability and social responsibility efforts. BROWN & BROWN, INC. BROWN & BROWN'S 2025 GLOBAL IMPACT REPORT 8 Annex Governance environment Communities people highlights intro

Our Approach Our board of directors is responsible for the oversight and strategic direction of our Company. Reporting to the board of directors is our nominating/corporate governance committee (the “governance committee”), which provides oversight of our, ESG initiatives. The governance committee, which consist entirely of independent directors, advises the board of directors on matters relating to the sustainable management and ESG risks and opportunities, including monitoring, evaluating and overseeing the implementation of the Company’s strategy on environmental, health and safety, corporate social responsibility, sustainability and other public policy matters. Periodically, the governance committee reviews and assesses Brown & Brown’s ESG strategies and initiatives as outlined in this report and makes recommendations to the Company’s leadership to further its progress. In addition to the governance committee, an ESG leadership committee was established in 2021 to guide and implement many of our ESG initiatives. The ESG leadership committee consists of our chief people officer and chief financial officer Our ESG leadership committee: Assists our chief executive officer with a general strategy related to ESG matters Develops, implements and monitors initiatives and policies based on that strategy Oversees communications concerning ESG topics Monitors and assesses developments relating to and improving the Company’s understanding of ESG issues Reports the Company's progress in improving its ESG profile to the governance committee and the board of directors Delegates ESG tasks to other leaders in the Company, most notably our Diversity, Inclusion & Belonging team BROWN & BROWN, INC. BROWN & BROWN'S 2025 GLOBAL IMPACT REPORT 9 Annex Governance environment Communities people highlights intro

Brown & Brown Highlights Annex Governance environment Communities people highlights intro

Highlights ESG Highlights Environmental Social Governance Our Brown & Brown headquarters in Daytona Beach, Florida, partnered with Halifax Urban Ministries to launch a food donation program to redirect surplus kitchen food to the community. 92% Of our teammates say Brown & Brown is a Great Place to Work® 30+ Beneficiaries received aid from the Brown & Brown Disaster Relief Foundation $600K Utilized for our Teammate Student Loan Repayment Programs $200K Raised for Brown & Brown Disaster Relief Foundation 2,691 Pounds of food donated in 2025 $191K+ Awarded to the dependents of teammates through National Merit Scholarships 0 Material losses or material legal proceedings associated with customer privacy incidents 159 Pre-packaged meals donated in 2025 $45K Donated in support of cheetah conservation efforts and enrichment 0 Material information security breaches involving the unauthorized movement or disclosure of sensitive information BROWN & BROWN, INC. BROWN & BROWN'S 2025 GLOBAL IMPACT REPORT 11 Annex Governance environment Communities people highlights intro

People Annex Governance environment Communities people highlights intro

Human Capital Management As of December 31, 2025, Brown & Brown employed 22,888 individuals worldwide. We have agreements with our sales team and certain other employees to: Safeguard our confidential information and trade secrets Restrict post-employment solicitation of our customers Prevent the hiring of our employees for a set period after separation The enforceability of these agreements varies based on applicable laws and factual circumstances. The majority of our employment relationships are at will and terminable by either party at any time; however, the confidentiality and non-solicitation covenants generally extend at least two years after employment ends. Apart from certain employees in Canada, none of our employees are subject to a collective bargaining agreement. We consider our employee relations to be strong. Our Guiding Principles Our foundation is built on four pillars: people, performance, service and innovation. Our employees, whom we call “teammates,” form a cohesive team bound by shared behaviors and values—our cultural DNA. We are committed to serving our customers, communities, teammates, carrier partners and shareholders by embracing diversity of talent, experience and thought. As a meritocracy, we provide opportunities for teammates to grow based on their performance and initiative with the goal of ensuring every teammate has a path to success. BROWN & BROWN, INC. BROWN & BROWN'S 2025 GLOBAL IMPACT REPORT 13 Annex Governance environment Communities people highlights intro

INTRO
HIGHLIGHTS
PEOPLE
COMMUNITIES
ENVIRONMENT
GOVERNANCE
ANNEX

Human Capital Management

Our Culture

Our culture is rooted in a people-first approach, always. Our people are always our top priority, and that includes our teammates and their families, our customers, our carrier partners and our stakeholders.

We are passionate about the well-being of our teammates and their families. We believe that the total well-being of our teammates, including physical, emotional, social and financial health, is critical to having a team that can best serve our customers, resulting in shared success for our company, carrier partners and shareholders. Diverse teams—composed of varied talents, perspectives, experiences and backgrounds—excel when teammates are happy, healthy and feel supported.

With nearly 20% of the Company owned by teammates, we foster a unique ownership culture. Programs like the Teammate Stock Purchase Plan (TSPP), 401(k) and long-term equity grants encourage teammates to share in Brown & Brown's success. Over 60% of our U.S. teammates participate in our TSPP, and more than 40% of our U.K.-based teammates participate in our save-as-you-earn (SAYE) plan. We believe this helps drive an ownership mindset that influences how we invest and serve our customers.

To help prioritize our teammates' physical wellness, we:

- Organize annual Charity Miles Challenges, encouraging teammates to get their steps in while supporting a non-profit of their choosing
- Hosted a virtual Walk for Heroes event on September 11th

To help prioritize our teammates' emotional wellness, we:

- Partner with a coaching, therapy and work-life services provider to offer mental health coaching
- Host an annual virtual DeStress Fest for teammates and offices across the globe, with events to help teammates unwind their minds and find their chill–our Daytona Beach, Florida, campus hosts a number of in-person events for local teammates, and we encourage other local offices to do so as well


TRUSTWORTHY
A MENTOR

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Human Capital Management To help prioritize our teammates' social wellness, we: Offer a Peer Partnership Program that connects teammates from across the organization and encourages the development of new working relationships and expansion of existing networks Host Belonging Sessions, providing a safe space for teammates to have candid conversations about diversity, inclusion and belonging Create and maintain TRGs—voluntary groups that connect teammates who share or support a common identity To help prioritize our teammates' financial wellness, we: Offer opportunities to build wealth in various ways, including through our TSPP, our 2008 Sharesave Plan (SAYE), our 401(k) plan with employer match, long-term equity incentive grants and our non-qualified deferred compensation plan for eligible teammates Provide financial support through our Education Assistance Program Partner with financial firms for regular webinars on a variety of financial topics BROWN & BROWN, INC. BROWN & BROWN'S 2025 GLOBAL IMPACT REPORT 15 Annex Governance environment Communities people highlights intro

Human Capital Management Awards We have proudly received the following recognitions that we believe are a true testament to our unique, people-first culture: Certified™ by Great Place to Work® for the seventh consecutive year in the U.S., and for the first time this year, we were Certified™ in the U.K. and Canada, as well Awarded the Platinum Level Bell Seal award by Workplace Mental Health America for the third consecutive year Great Place to Work® and Fortune Magazine have included us on the: -2025 Fortune Best Workplaces for Women™ List -2025 Best Workplaces in Financial Services & Insurance™ Earned the Military Friendly® Employer Designation Brandon Hall Group Bronze Award | Award of Excellence: The Aspiring Leaders Program The Elite 50 Intern Program BROWN & BROWN, INC. BROWN & BROWN'S 2025 GLOBAL IMPACT REPORT 16 Annex Governance environment Communities people highlights intro

INTRO
HIGHLIGHTS
PEOPLE
COMMUNITIES
ENVIRONMENT
GOVERNANCE
ANNEX

Human Capital Management

Our Team

We are an equal opportunity employer, rewarding teammates based on their merits and individual initiative. Similar to a high-performing team, we have teammates, not employees, and leaders, not managers. We offer positive, collaborative work environments that encourage teamwork because we believe when we work together to achieve shared goals, we all succeed.

We are dedicated to recruiting and developing the most qualified and capable teammates, providing opportunities for a long-term career, not just a job. Most of our teammates are full-time, working at least 30-hour workweeks for an indefinite period. Full-time teammates are generally eligible for all employment benefits provided by the Company. In addition, we also have part-time teammates working less than 30-hour workweeks for an indefinite period of time. Part-time teammates may be eligible for limited employment benefits as specified in the terms of their employment benefit plan or policy. We also hire seasonal/temporary teammates who are employed as interim replacements to temporarily supplement our workforce or assist in completing a specific project other than those supplied under contract by an outside agency; employment assignments in this category are typically of limited duration, but it is not uncommon for seasonal/temporary teammates to be offered a full-time position if they are a cultural fit and it makes sense for both the teammate and Company.

30+ Hours Weekly

Full-time Teammates: Work 30+ hours weekly and are eligible for full benefits

<30 Hours Weekly

Part-time Teammates: Work under 30 hours weekly and may qualify for limited benefits based on hours worked

Seasonal/Temporary Teammates: Join for specific projects or interim needs; limited durations



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INTRO HIGHLIGHTS PEOPLE COMMUNITIES ENVIRONMENT GOVERNANCE ANNEX

Human Capital Management

Prioritizing Total Health & Well-Being

Our teammates' health and well-being are a top priority because we know that a happy, healthy team will provide the best service for our customers, delivering shared success with our carrier partners, shareholders and Company as a whole. Our team regularly delivers extraordinary results because we put them first, empower and reward them, and provide mental health resources and continued education opportunities.

We encourage teammates to stay active, maintain a healthy work-life balance, volunteer in their local communities and prioritize their mental and physical health. This includes regular communication with teammates about the importance of physical, mental and financial wellness. In addition, our chief executive officer shares biweekly video updates to connect with our teammates and encourage the importance of health and well-being. Our Company encourages individuals to engage in activities that promote good mental health and, when needed, to seek out help from friends, teammates, family and medical professionals.

Brown & Brown teammates have access to coaching, therapy, and work-life services, through a teammate assistance program. The program allows teammates to find confidential care for their emotional and mental health, how, when and where they need it. The benefit includes a fixed number of no-cost sessions of coaching or therapy per person, per year, access to a deep repository of resources, videos, and articles on mental and physical health, as well as a suite of work-life services that provide advice on legal and financial issues, identity theft and dependent care services.

We also have a Mental Health Allies group, which consists of a group of teammate volunteers that are ready to serve as points of contact for our mental health resources, as well as a support system for our teammates. Mental Health Allies complete mental health first aid training offered by the National Council for Behavioral Health. These teammates are available to listen impartially and support teammates, while also raising awareness regarding the importance of mental health and wellness. Mental Health Allies are not diagnosticians or emergency providers, but rather conduits who may assist teammates in finding the appropriate resources in a time of need.

In addition, our campus in Daytona Beach, Florida, as well as many of our facilities, have been designed with teammates in mind. Open floorplans encourage regular movement and interaction among our teammates, promoting a productive, collaborative work environment. Offices and workstations are equipped with ergonomic furniture and sit-stand desks, intentionally selected to support teammates' physical health. Our offices are embracing open floorplans as we enter into new leases or refresh office space.


THE BELL SEAL FOR WORKPLACE MENTAL HEALTH
MHA
2025
PLATINUM

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ANNEX GOVERNANCE ENVIRONMENT COMMUNITIES PEOPLE HIGHLIGHTS INTRO Human Capital Management Although we focus on mental health year-round, we hold several events in May for Mental Health Awareness Month. In 2025, we had the following events available via live stream to our entire Company and in-person at our Daytona Beach, Florida, campus: • Minding your Mental Health workshop with Coaching, Therapy and Work-Life Services Partner, Lyra, focused on unlocking the endurance mindset, hosted by our Mental Health TRG • Unstoppable film discussion regarding the remarkable story of Anthony Robles, NCAA Wrestling Champion, Sponsored by our Mental Health TRG, Somos TRG and Abilities TRG • Guest Speaker Anthony Robles, Wrestling with Adversity: Strengthening Resilience in Work and Life, hosted at our Beach Street Campus Headquarters Our campus in Daytona Beach, Florida, was designed with teammates in mind. Open floorplans encourage regular movement and interaction among our teammates, promoting a productive, collaborative work environment. Offices and workstations are equipped with ergonomic furniture and sit-stand desks, intentionally selected to support teammates' physical health. Many of our other offices are also embracing open floorplans as they enter into new leases or refresh their office space. Mental Health Opportunities: During our one-week DeStress Fest, we offered multiple activities, daily discussions and wellness challenges focused on helping participants to “unwind their minds and find their chill.” Teammates were encouraged to attend and provided with ideas to participate in their own offices. Our Mental Health Allies program consists of teammate volunteers who have completed Mental Health First Aid Training by the National Council for Behavioral Health. These allies are available to listen impartially and without judgment and support our teammates while working to raise awareness of the importance of mental health and wellness. Our comprehensive Mental Health Guidebooks allow teammates to access all mental health resources and materials in one place. A teammate-led Mental Health TRG promotes well-being and creates a safe community where teammates can come together to learn how to take care of their mental and emotional health while working to end the stigma of mental health and nurture a culture of acceptance. We encourage teammates to be active through our Charity Miles Wellness Challenge, allowing them to raise money for a charity to help encourage physical and mental health. We are proud to have raised nearly $40,000 and had over 1,900 teammates participate in 2025. BROWN & BROWN, INC. BROWN & BROWN'S 2025 GLOBAL IMPACT REPORT | 19

INTRO
HIGHLIGHTS
PEOPLE
COMMUNITIES
ENVIRONMENT
GOVERNANCE
ANNEX

Human Capital Management

Our Leave of Absence Care Center provides support services that promote safe, healthy and timely return to work, achieved through the consistent and accurate application of complex leave laws and applicable benefits.

Our Coaching, Therapy and Work-Life Services Partner provides teammates:

- **Free therapy or coaching sessions:** A fixed number of free virtual or in-person sessions from a mental health professional ready to listen, guide and support you
- **Skill building resources:** The opportunity to build skills that support mental and emotional well-being through meditations, live events, on-demand videos and more
- **Access to insightful articles:** Including practical tips and interactive tools to boost joy or calm nerves
- **Legal consultations:** Free 30-minute legal consultations and discounts on services
- **Child, elderly and pet care resources:** Consultations, resources and referrals in addition to an online library of educational resources on the matter
- **Identity theft support:** Free ID theft emergency response kit and free 60-minute consultation with a fraud resolution specialist
- **Financial consultations:** Free 30-minute consultations with experienced financial counselors, free 30-minute consultation on income tax planning and discount on continued CPA fees, plus access to an online financial library



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ANNEX GOVERNANCE ENVIRONMENT COMMUNITIES PEOPLE HIGHLIGHTS INTRO Human Capital Management Opportunities to Build Personal Wealth: The total well-being of our teammates comes first, always. We are committed to helping our teammates build their personal wealth by offering a variety of financial wellness opportunities beyond providing competitive compensation. Programs like the Teammate Stock Purchase Plan (TSPP), 401(k) and long-term equity grants encourage teammates to share in Brown & Brown’s success. Over 61% of our U.S. teammates participate in our TSPP and 42% of our UK-based teammates participate in our save-as-you-earn (SAYE) plan. We believe this helps drives an ownership mindset that influences how we invest and serve our customers. Other Financial Wellness Tools & Resources: We have partnered with third-party financial services firms to provide teammates with a wide range of financial literacy and well-being resources, including live and on-demand webinars focused on financial planning, budgeting, retirement savings, investing and other common and unique financial topics. Our chief financial officer authors a regular financial wellness newsletter series on LinkedIn aimed at helping others create financial goals and manage their money. Our Education Assistance Program offers student loan repayment assistance and tuition reimbursement and helps alleviate the financial burden of sending dependents to college. Through the National Merit Brown & Brown Scholarship, we offer $5,000 annual scholarships for up to four years to 10 dependents demonstrating exceptional leadership and potential. Our proprietary wealth dashboard helps teammates visualize their wealth creation potential—both current and future. The dashboard summarizes income and sources of savings and helps teammates model future wealth accumulation. We provide discounted services and products through our Brown & Brown $avings Center to both teammates and the public. BROWN & BROWN, INC. BROWN & BROWN'S 2025 GLOBAL IMPACT REPORT | 21

ANNEX GOVERNANCE ENVIRONMENT COMMUNITIES PEOPLE HIGHLIGHTS INTRO Human Capital Management Teammate Recruitment, Education & Development We believe our teammates are the backbone of our operations, and we are committed to recruiting and developing the most capable talent, resulting in shared success for our customers, carrier partners and shareholders. While we have a strong team of recruiters, we also value teammate referrals. We believe that we recruit individuals who act as “talent magnets," attracting more highly qualified, culturally fit teammates into our organization. Our goal is to have happy, successful teammates, who regularly praise our organization and bring in other successful candidates at all levels with diverse backgrounds, knowledge and experiences both inside and outside of the industry. Our recruitment strategy spans all levels, and we have seen success hiring recent graduates, mid-level professionals and experienced industry leaders. However, we understand the importance of investing in the next generation of insurance professionals–our partnerships with colleges and a robust internship program enables us to cultivate new talent. We are proud to be recognized on the 2025 RISE Elite 50 Internship list for the second consecutive year. Once hired, our commitment to learning is reflected in programs like Brown & Brown University (BBU, our internal learning and development platform). We utilize BBU to integrate new teammates into our culture and our business. During teammates' first year participating in BBU, we deploy onboarding surveys to check-in with them and ensure a positive experience. BBU lays a strong foundation at the start of teammates' careers and is leveraged throughout their careers to continue enhancing teammate talents and furthering their knowledge. In addition to recruiting, our disciplined approach to acquiring firms that fit culturally and make sense financially allows us to acquire teams of talented individuals while also expanding our Company footprint and enhancing the capabilities we can offer our customers. We are proud to have expanded our team in 2025 by over 5,700 talented teammates though 43 acquisitions that fit culturally and made sense financially. BROWN & BROWN, INC BROWN & BROWN'S 2025 GLOBAL IMPACT REPORT | 22

ANNEX GOVERNANCE ENVIRONMENT COMMUNITIES PEOPLE HIGHLIGHTS INTRO Human Capital Management Education and Development Opportunities: In addition to providing our teammates with a robust onboarding program, BBU provides our teammates with a library of Brown & Brown-tailored web-based courses, unlimited access to LinkedIn Learning® courses and videos, access to The Institutes Knowledge Group professional designation courses and topic courses at a significant discount, discounted learning and development materials through The Risk & Insurance Education Alliance, and more. We are proud to have 136,000+ hours of learning and training completed through BBU in 2025. Education Assistance Program: Encouraging and supporting teammates in past, current and future external educational journeys. For eligible teammates, we offer tuition reimbursement up to $5,250 per calendar year on tuition, eligible fees and course-related expenses (books, supplies, equipment, etc.), as well as student loan payment assistance. Peer Partnership Program: Connecting teammates across the organization and encouraging the development of new working relationships by expanding existing networks and allowing teammates to experience our culture through different perspectives and learn more about our Company and other offices and teams. BBU Skills Playlists: Curated groups of learning content on our BBU learning and development platform that focus on a single topic of interests. Engage. Learn. Grow. Newsletter: showcasing our learning and development tools and resources, conveniently organized in one place to make it easy for teammates to find and utilize. BROWN & BROWN, INC BROWN & BROWN'S 2025 GLOBAL IMPACT REPORT | 23

ANNEX GOVERNANCE ENVIRONMENT COMMUNITIES PEOPLE HIGHLIGHTS INTRO Human Capital Management Leadership Development Offerings: Aspiring Leaders Program: A multi-week program designed to equip the next generation of leaders with the tools, networks and sponsorship needed to accelerate their impact and achieve their career goals. Leader Kick-Start Experience: A multi-week virtual experience designed to support first-time leaders in developing the skills and confidence needed to transition effectively into their new roles. The Leadership Challenge: An in-person workshop that empowers leaders to embrace and enhance the Five Practices of Exemplary Leadership through hands-on exercises, in-depth feedback, individual reflection and planning, and one-on-one coaching. Leading a Hybrid Team: A program using immersive learning simulations to equip leaders with the skills to connect with their teams, drive progress and enhance communications in virtual and hybrid work environments. BBU Skills Playlist for Leaders: A curated collection of courses tailored to today’s trending leadership skills. Examples include an emotional intelligence playlist, a navigating conflict playlist and a facilitating difficult conversations playlist. Leadership Accelerator Series: A series that provides participants with opportunities to elevate and apply their leadership skills under the guidance of seasoned professionals. Each live virtual session explores a crucial aspect of leadership, fostering a dynamic and enriching learning environment. Professional Development Opportunities: Women in Sales Summit: A two-day event designed by and for women in sales to empower participants to unlock their individual and collective potential through interactive skill-building workshops, inspirational keynote speakers and unique opportunities to cultivate community and expand professional networks. The Power of She TRG Women-Led Mentorship Program: A program designed by and for members of this group, including mentors and mentees of all genders. Approximately 170+ TRG members participate in this program. Black Excellence Career Coaching Pilot Program: A program that provides dedicated career coaching members of Black Excellence TRG, offering a structured space for self-reflection, clarity and growth through one-on-one coaching to develop career clarity, grow leadership capacity and build connection. Black Excellence TRG Calendar of Workshops & Career Talks: A pilot program for a small-group coaching model to develop a communication skills program in collaboration with our learning and development team. BROWN & BROWN, INC. BROWN & BROWN'S 2025 GLOBAL IMPACT REPORT | 24

ANNEX GOVERNANCE ENVIRONMENT COMMUNITIES PEOPLE HIGHLIGHTS INTRO Human Capital Management Diversity, Inclusion & Belonging (DIB) We believe having a team that is diverse in thought, experience and skills results in teammate empowerment and high performance. We are committed to building a diverse team that can thrive in a culture of inclusion and belonging, designed to deliver our DIB motto, “The Power to Be Yourself.” We value the contributions of every teammate and respect their diverse voices, thoughts and ideas. Our 2025 DIB strategy was all about deepening our investment in meritocracy. By embracing diverse perspectives, we position ourselves for continued success. We believe that an empowered team helps to positively impact our customer service and community involvement. As part of our strategy, we continue to evolve and augment our DIB advisory council, which is composed of numerous teammates and leaders with different backgrounds, work experiences and skill sets. The mission of the DIB advisory council is assisting with recruiting and development of inclusive relationships. The DIB advisory council is overseen and guided by our chief people officer. Our DIB advisory council evaluates our Company's current strengths and opportunities for development by initiating teammate surveys, listening sessions, group focus sessions and training modalities, including a course for all teammates focused on understanding and managing unconscious bias. In 2022, we began establishing TRGs that are each founded around one identity. We now have 13 TRGs, which meet internally, empower one another, host events and make recommendations on how our Company can improve policies, impact recruitment and continue to be a strong part of the community. We were proud to have added two new U.S.-based TRGs in 2025: "Somos" and "Parents and Carers." Brown & Brown does not tolerate discrimination in any form concerning any aspect of employment. The Company has established a policy that recruitment, hiring, transfers, promotions, terminations, compensation and benefits practices be without regard to race, color, religion, absence of religious affiliation, national origin, ethnicity, age, disability, perception of disability, sex, sexual orientation, gender identity/expression, gender orientation, marital status, service in our armed forces, veteran status in our armed forces, political activity or political party affiliation. In addition, the Company monitors the representation of women and underrepresented racial and ethnic minorities, because we believe diversity helps us build better teams, facilitate innovation and improve our customer experience. We discuss our gender and minority profile periodically with our board of directors and continue to strive to attract and retain highly qualified, diverse talent and strengthen our culture. BROWN & BROWN, INC BROWN & BROWN'S 2025 GLOBAL IMPACT REPORT | 25

ANNEX GOVERNANCE ENVIRONMENT COMMUNITIES PEOPLE HIGHLIGHTS INTRO Human Capital Management Teammate Resource Groups—United States Mission: To create an inspirational and safe space to foster and deepen relationships, find and offer mentorship, leadership and development. Mission: To challenge the status quo, take action and make a difference for our Black and African American teammates. Mission: To create a community that honors the service of our active-duty, veteran teammates and their families. Mission: To promote teammate well-being and to create a safe community where teammates can come together. Mission: To establish a welcoming community that celebrates the richness of Hispanic and Latino culture, drives awareness, creates opportunities and amplifies our collective voices. Mission: To nurture a community where parents and caregivers feel valued, supported, and empowered to thrive at work and at home. We promote well-being, work-life harmony and growth through advocacy, peer connection and access to meaningful resources. Mission: To inspire and support LGBTQ+ teammates and allies to take pride in being their authentic selves wherever they are. BROWN & BROWN, INC. BROWN & BROWN'S 2025 GLOBAL IMPACT REPORT | 26

ANNEX GOVERNANCE ENVIRONMENT COMMUNITIES PEOPLE HIGHLIGHTS INTRO Human Capital Management Teammate Resource Groups—Europe Mission: To create an inspirational and safe space Mission: To foster an environment of accessibility, Mission: To help foster a culture of unwavering Mission: To create an environment of to foster and deepen relationships, and find and inclusion and belonging for teammates of all support for all Parents and Caregivers across the neuro-inclusion in the business through offer mentorship, leadership, and development. abilities and disabilities. business. education, support and empowerment. Mission: To generate focus on creating a diverse, Mission: To be a safe space to inspire and support supportive and inclusive workplace that mirrors the LGBTQ+ teammates and their allies to have pride world we live in today. to be their authentic selves wherever they are. BROWN & BROWN, INC. BROWN & BROWN'S 2025 GLOBAL IMPACT REPORT | 27

INTRO HIGHLIGHTS PEOPLE COMMUNITIES ENVIRONMENT GOVERNANCE ANNEX

Human Capital Management

Be Our BEST Survey

In 2025, 72% of our eligible teammates participated in our annual Be Our BEST survey to measure and improve teammate engagement and satisfaction, aiming to better understand the teammate experience, and as such, promote retention. All diversity, inclusion & belonging related items have been increasing steadily and are now above the top 25% of organizations globally based on our third-party survey partner's data.

We learned that:

- Well-being is a clear differentiator for Brown & Brown, scoring 7 points above the top 25% of organizations globally
- Diversity, Inclusion & Belonging items have steadily increased and now exceed the top 25% of organizations globally
- Learning & Growth perceptions continue to improve, with all but one related item scoring at or above the top 25% of organizations globally

Note: The Viva Glint benchmark database is compiled from survey responses across thousands of organizations using standard Glint survey items. Global high-performing benchmarks such as Top 25% are aspirational norms that indicate the performance threshold associated with the top quartile of organizations in the global dataset.

	Authenticity	Inclusive Leader	Equal Opportunity	Belonging
Score	84%	83%	82%	79%
vs Glint Top 25%	+2	+2	+2	+2
vs B&B 2024	+1	+1	+1	+1

Accountability: Survey

		2024	2025	Change
Authenticity	I feel comfortable being myself at work.	83	84	+1
Equal Opportunity	My leader values different perspectives.	81	83	+2
Inclusive Leaders	Regardless of background, everyone at my organization has an equal opportunity to succeed.	80	82	+2
Belonging	I feel a sense of belonging at my organization.	77	79	+2



BROWN & BROWN, INC.
BROWN & BROWN'S 2025 GLOBAL IMPACT REPORT I 28

ANNEX GOVERNANCE ENVIRONMENT COMMUNITIES PEOPLE HIGHLIGHTS INTRO Human Capital Management Each TRG has senior leadership sponsors, is self-governing and is responsible for developing and launching initiatives that include mentorship, education and engagement, professional development and community involvement opportunities. Teammate Resource Group Events & Engagement: • POW’rful Women with Shoshana Johnson: We were proud to have welcomed Shoshana Johnson, the first-ever Black woman Prisoner of War, to present to our teammates about her harrowing three-week imprisonment, rescue and the aftermath that she lives with every day. Event sponsored by the Veterans, Power of She (U.S.) and Black Excellence TRGs. • In the Community: This year, we were proud to have teammates from our LGBTQ+ and Black Excellence TRGs attend the Out & Equal Workplace Summit in Seattle, Washington, and the Black Insurance Collective Executive Program at the UVA Darden School of Business in Rosslyn, Virginia. • Global TRG Spirit Week: A fun-filled week to help teammates learn more about our TRGs that foster inclusion, connection and belonging across our organization. Each day provided information on the different TRGs and provided plenty of ways for teammates to get involved and show their support. • Finalist for the Outie Awards for New ERG (TRG) of the Year: The award, through our DIB partnership with Out & Equal, recognizes a chapter that has been established within the last two years and has made a bold impact on their company or nonprofit since launching. • TRG-Sponsored internal events and initiatives include: • The Power of She-sponsored Women in Sales Summit • The Power of She Women-Led Mentorship Program • Black Excellence Calendar of Workshops & Career Talks BROWN & BROWN, INC BROWN & BROWN'S 2025 GLOBAL IMPACT REPORT | 29

ANNEX GOVERNANCE ENVIRONMENT COMMUNITIES PEOPLE HIGHLIGHTS INTRO Human Capital Management DIB Program Highlights: • Our Culture Day Floating Holiday allows teammates to recognize and observe their culture or heritage based on their individual preferences. Teammates can also use this floating holiday for community service to help them learn about and support diversity in their community. • As part of our commitment to fostering an inclusive environment, we recognize and celebrate federally observed Heritage & Commemorative Months. Teammates throughout the Company come together to engage with one another and learn about what makes each of us unique with virtual events organized by teammate volunteer groups. • Teammate Resource Groups are teammate-led voluntary groups that foster a culture of inclusion and belonging at Brown & Brown. Their primary objectives are to explore connections among members and allies who support a common identity, help foster a culture of diversity, inclusion and belonging across the organization through engagement, and empower members to help drive better business outcomes. • Our DIB Dashboard is a tool for leaders that measures progress relative to our overall DIB strategy, creating a sense of accountability and providing a visual representation of successes and gaps. This dashboard allows us to use data to drive change in the most impactful and effective ways possible and allows us to pivot as needed. • Our Inclusive Hiring Toolkit offers our recruiters and hiring leaders a menu of best practices to cast the broadest net and reach a wider, diverse audience of prospective teammates. Our team of recruiters who specialize in military/veteran hiring can help us tailor job descriptions to account for knowledge and transferable skills that are relevant and applicable to open roles within our organization. • DIB Summer Learning Challenge is offered annually as an enrichment series on aspects of inclusive leadership. This year’s challenge, Belonging in Focus, invited us to reflect, engage and take meaningful steps towards fostering a more inclusive environment at Brown & Brown and beyond. The 12-week course is voluntary and provides teammates the opportunity to earn up to four Belonging in Focus badges by participating in interactive online courses and joining our Belonging Sessions. • Our Military-Friendly Employer and Military-Spouse-Friendly Employer designation results from strong collaboration across teams, including our Veterans TRG. Their insights and dedication help us create a more inclusive and supportive culture for veterans, spouses and the military community. BROWN & BROWN, INC. BROWN & BROWN'S 2025 GLOBAL IMPACT REPORT | 30

ANNEX GOVERNANCE ENVIRONMENT COMMUNITIES PEOPLE HIGHLIGHTS INTRO Human Capital Management We are proud to have partnerships with the following organizations: • Asian American Insurance Network: As a founding corporate sponsor, we support the professional growth of Asian & Pacific Islander professionals in insurance • National African American Insurance Association: Empowering Black professionals with education, mentorship and recognition • Association of Professional Insurance Women: Dedicated to supporting women in insurance through networking and educational opportunities • Latin American Association of Insurance Agencies: Advocating for inclusivity and providing resources for Latin professionals since 1969 • Out & Equal: Nearly 30 years of driving growth and belonging and optimizing talent and leadership development strategies for LGBTQ+ teammates • Black Insurance Industry Collective: Continuing our partnership to boost the representation and advancement of Black leaders in the industry BROWN & BROWN, INC BROWN & BROWN'S 2025 GLOBAL IMPACT REPORT | 31

Human Capital Management Workplace Safety The safety and security of our teammates is our top priority. People first–Always. We aim to provide a safe and secure environment for teammates and visitors across all Brown & Brown locations. The Company has a formal policy against violence in the workplace, which prohibits any form of weapon from being carried or maintained in our offices and bars teammates from making threats or engaging in violent activities. Under our policy, any teammate who believes they have been a victim of violence, threats of violence, intimidating conduct or has overheard any comments about a violent occurrence or threats must report such actions immediately to their team leader or another member of our Company’s leadership team. Any teammate who believes they or another teammate may be in imminent danger of violence must notify local law enforcement officials immediately. Our formally established workplace safety guidelines cover, among other things, hazardous work areas and conditions, cellphone usage, travel, attire, building visitors, communication protocols for closures and emergencies and our workers’ compensation benefits. Additionally, we provide a robust framework for offices to leverage and document preparedness plans, including catastrophe and business continuity plans. We are in the risk management business and understand that the Company and our offices will periodically be threatened with catastrophic and disastrous events. Regardless of the scale of the event and subsequent effects, our goal is to maximize a reasonable level of preparedness, minimize the resulting damage or loss and enable the highest level of recovery service to our customers and affected locations. To help further ensure the safety and security of our teammates and guests, we deploy a combination of security protocols such as secure access controls, security cameras and third-party security officers at many of our facilities based on the level of risk. We regularly perform formal security assessments for many of our physical office locations to provide deeper insights into the specific security measures in place across our footprint. These data points enable our physical security team to make informed recommendations to our offices on refining, expanding and further enhancing current safety and security protocols. We also have an emergency messaging system designed to enhance communication across the Company during physical threats, security incidents, catastrophic events and other emergencies. The emergency messaging system offers teammates real-time notification of unfolding threats, access to critical details and maps indicating impacted areas, and the ability to request assistance by sending their GPS location directly to our system administrators, who can coordinate the necessary support. These features are particularly valuable in supporting teammate safety when traveling, as we continue to expand our global presence. In 2025, the Company had zero work-related fatalities and 39 injuries or occupational diseases, as determined based on the number of claims made under our workers’ compensation policy for our U.S.-based offices, excluding claims that were closed and for which no payment was made. Annex Governance Environment Communities People Highlights Intro Brown & Brown, Inc. BROWN & BROWN'S 2025 GLOBAL IMPACT REPORT 32

Communities Annex Governance Environment Communities People Highlights Intro

Community Outreach Brown & Brown has a long-standing history of public and community service. With thousands of teammates in hundreds of locations worldwide, our Culture of Caring is demonstrated by our team’s dedication to the many communities in which we live and work. We believe that a commitment to giving back helps to build a better organization, and our team is passionate about serving those in need. Our Brown & Brown Dealer Services operations proudly partnered with national charity, One Warm Coat, for its 2025 Coats for Kids drive. According to One Warm Coat, every $1 raised warms one body, and the team raised approximately $22,000 and collected 542 coats, which were given to children in local schools and communities. Our BdB operations participated in their annual well-being challenge and started their adventure towards better physical and mental well-being. The goal was to walk one-million steps in teams of six in three weeks for a meaningful cause. The results were truly impressive: six out of nine teams exceeded the one-million-step milestone, a fantastic achievement that reflects the determination and team spirit of everyone involved. Annex Governance Environment Communities People Highlights Intro Brown & Brown, Inc. BROWN & BROWN'S 2025 GLOBAL IMPACT REPORT 34

Community Outreach Our leaders came together for a day of collaboration, community and friendly competition at the Chubb Charity Challenge—an annual golf tournament that unites the insurance industry in the spirit of giving back. The two teams of four raised more than $45,000 combined. Our Southborough, Massachusetts, office came together to continue a legacy for a beloved teammate who passed away after an extended battle with pancreatic cancer. Through six different fundraising efforts, they raised over $8,000, including a $3,000 scholarship in his honor, with the rest of the profits going directly to pancreatic cancer research. Annex Governance Environment Communities People Highlights Intro Brown & Brown, Inc. BROWN & BROWN'S 2025 GLOBAL IMPACT REPORT 35

Climate & Environment Annex Governance Environment Communities People Highlights Intro

Climate & Environment At Brown & Brown, we strive to improve and continuously search for new and innovative ways to help our customers, support our team, positively contribute to the world around us and reduce our carbon footprint. This includes our commitment to sustainability and the environment, evaluating our risks and opportunities around climate, and incorporating ESG standards and priorities into current and future projects and plans. We own our executive offices, located at 300 North Beach Street, Daytona Beach, Florida 32114, as well as other office buildings and land in the Daytona Beach area, and an office in Somerton, England. We are committed to responsible environmental practices that include the conservation of natural resources, pollution prevention and waste reduction. We are dedicated to sustainably operating our business and have undertaken several initiatives designed to reduce our environmental impact and promote environmentally friendly projects and practices. We encourage environmentally friendly work practices by supporting recycling and reuse and by continuing to install energy-efficient equipment and systems throughout our office locations, working with our partners in areas such as flooring to ensure we recycle flooring and install new flooring that is carbon neutral when it is feasible to do so, and increasing the use of digital solutions and migrated technology infrastructure to a cloud environment, reducing energy usage. We continue to evaluate green equipment for office use, such as Energy-Star® appliances, motion detector lighting and high-efficiency HVAC units. We generally use LED lighting and motion sensors on all new and renovated office spaces. Additionally, some of our total office space is LEED-certified. The certification, awarded by the U.S. Green Building Council, is based on a property’s use of sustainable materials, water and energy efficiency, indoor environmental quality, location and transportation, and overall innovation. Although we do not currently incorporate specific aspects of our environmental policy into our business analysis, we actively seek partners that align with our values and long-term sustainability outlook. Since water is becoming a scarce resource in many locations around the globe, water management is a priority for Brown & Brown. Our offices aim to comply with local water laws and regulations. Beyond compliance, many of our offices have demonstrated a commitment to water efficiency and conservation by utilizing hands-free faucets, toilets and water fill stations to limit water usage, among other methods. Our Global Real Estate team works to more effectively manage office rental space, design aspects, utilization and environmental sustainability efforts. We aim to impact our culture through environmental branding, including enhancing the teammate experience with ergonomics, promoting green initiatives and consolidating leases for multiple offices in the same geographic locations to decrease our environmental impact and to better track and encourage sustainability. Looking ahead, we will continue communicating our efforts to identify, assess and manage actual and potential climate-related risks and opportunities. This includes our strategy for climate-related decisions and how climate is becoming more integrated into our risk management process. We recognize the importance of providing meaningful information about our progress toward our sustainability initiatives. By following SASB standards—and issuing this report annually—we are committed to discussing the Company’s performance and impacts. We believe our efforts will be an opportunity to further improve the Company’s value, increase our positive impact on our local and global communities and contribute to the sustainability of our shared world. Annex Governance Environment Communities People Highlights Intro Brown & Brown, Inc. BROWN & BROWN'S 2025 GLOBAL IMPACT REPORT 37

Climate & Environment Somerton ESG Flagship: Driving Carbon Reduction and Workplace Well-being The Somerton, England, office transformation, completed in June 2025, marks a significant achievement in our ESG strategy. Initiated after a 2023 survey revealed opportunities to create efficiencies and improve energy consumption, the project focused on creating a sustainable, modern workspace that enhances teammate well-being while reducing environmental impact. ESG Highlights: Environmental Impact • Eliminated outdated oil-based heating systems and installed energy-efficient air conditioning • Added solar panels and upgraded insulation to minimize electricity usage and heat loss • Achieved an Energy Performance Certification rating of A, the highest efficiency standard Social Enhancements • Introduced new breakout areas, tea points, offices and meeting rooms to foster collaboration and comfort • Upgraded lighting, flooring and restroom facilities, including a new shower, for improved teammate experience Governance Alignment • Created a flagship office that sets a benchmark for sustainability and operational excellence • Initiative positions Somerton as a model for reducing carbon emissions and demonstrates our commitment to long-term ESG value Annex Governance Environment Communities People Highlights Intro Brown & Brown, Inc. BROWN & BROWN'S 2025 GLOBAL IMPACT REPORT 38

Governance Annex Governance Environment Communities People Highlights Intro

Governance Our board of directors and senior leadership actively support and promote sound corporate governance and risk management across the Company. This culture of accountability, integrity and transparency affirms our unwavering commitment to building sustainable value. We conduct our business in a manner that is fair, ethical and responsible, to earn and maintain the trust of our stakeholders. Our corporate governance policies and practices include evaluations of the board of directors and its committees, as well as periodic director education. Our board of directors is responsible for overseeing the management of the Company and its business for the long-term benefit of our shareholders, teammates, customers and communities. We separate the roles of chief executive officer and chairman of the board in recognition of the differences between the two roles. Showcasing our commitment to a well-rounded board of directors, 29% of our current directors are either women or racially/ethnically diverse. Enterprise Risk Management We understand the importance of a fully integrated Enterprise Risk Management (ERM) solution that offers us the ability to take a top-down and bottom-up anticipatory approach that connects strategy to business risks. When risks are categorized based on common risk appetite criteria and metrics, and delivered from a single source of truth, it makes aggregation, trend mapping, action plan tracking and analysis more efficient, consistent and reliable. Our fully integrated ERM program strives to: • Facilitate risk identification and management at all levels within the business, earlier and more explicitly • Enable us to minimize threats and maximize opportunities by responding faster to deviations • Deliver a comprehensive portfolio view of the risk landscape • Create value and business resilience through predictable outcomes Our ERM framework, enabled by a third-party, cloud-based risk platform, is intended to: • Identify internal and external threats and opportunities to our existing and future activities • Assess risk likelihood and impact against defined risk appetite • Respond based on risk appetite, with assigned ownership • Report portfolio view of risk to designated stakeholders ERM Program Objectives The ERM program seeks to deliver value to stakeholders in a rapidly changing environment through delivery of a uniform approach to risk identification and management that builds trust, credibility and predictability. Enterprise Ethics and Compliance Honesty and integrity are cornerstone values of the Brown & Brown culture. The Company’s reputation depends on the conduct of its representatives. Our chief audit officer and director of financial compliance oversee an effective financial control environment that maintains compliance with the financial controls and procedures that govern our business. The chief audit officer and the director of financial compliance provide reports to the audit committee of our board of directors on at least a quarterly basis that includes a summary of activities performed by their respective teams, including their observations noted during the reviews completed, and an overview of any special projects conducted during the quarter. Our financial compliance program includes a monitoring schedule incorporating internal reviews, control self-assessments and third-party reviews of our operations. We expect each of our Brown & Brown teammates to uphold our code of business conduct and ethics, among some of the other important policies described in this report. Our teammates receive a Teammate Handbook at the start of employment with information on these policies, and they must acknowledge reading and understanding the information provided. Annex Governance Environment Communities People Highlights Intro Brown & Brown, Inc. BROWN & BROWN'S 2025 GLOBAL IMPACT REPORT 40

Governance Code of Business Conduct and Ethics Our Code of Business Conduct and Ethics (Code of Ethics) requires all persons associated with the Company to conduct themselves professionally and ethically in the course of their duties and to comply with all laws applicable to the Company’s operations. Our Code of Ethics, together with our Foreign Corrupt Practices Act and Anti-Bribery Policy Statement and Compliance Guide, as well as our Anti-Money Laundering Policy, provides strict rules requiring the avoidance of the appearance of impropriety in all activities. In addition to restricting the acceptance of favors, entertainment, remuneration, gifts or promises of gifts, these policies prohibit bribery, corruption, anti-competitive behavior, insider trading and money laundering. Each of our teammates receives training regarding these policies upon hire and annually after that. Part-time teammates, including interns, receive the standard ethics training courses via our learning and development platform, BBU. To further our commitment to promoting honest and ethical conduct among senior financial officers—including our principal executive officer, principal financial officer, principal accounting officer or controller and other persons performing similar functions—the Company adopted a Code of Ethics for Senior Financial Officers. The code states that senior financial officers must conduct themselves honestly and ethically, and ethically handle all actual or apparent conflicts of interest between their personal and professional relationships; comply with any conflict of interest policies and guidelines set forth in any other code of ethics or similar code adopted by the Company; report potential or apparent conflicts of interest involving senior financial officers to the Company’s compliance officers; and comply with all applicable laws, statutes, rules and regulations. Policy Against Harassment Brown & Brown believes in a culture of mutual respect. The Company’s policy against harassment covers verbal, physical and visual conduct that creates an intimidating, offensive or hostile working environment or interferes with work performance. Harassment may also include racial slurs; ethnic jokes; the posting of offensive statements, posters or cartoons; solicitation of sexual favors; unwelcome sexual advances; and verbal, visual or physical conduct of a sexual nature. There is no requirement that federal or state law be violated for there to be conduct that violates this policy. All teammates receive harassment prevention training when joining the Company and are required to complete further training either annually or every two years, depending on location. No Retaliation Policy Under applicable law in each of our jurisdictions and our Code of Ethics, the Company will take no retaliatory action against persons who report violations of our Code of Ethics, so long as such reports are made honestly and in good faith. If an individual suspects or believes that retaliatory action has occurred, it must be reported to the Company’s chief audit officer or chief legal officer or may be reported anonymously via Safecall, the Company's ethics and compliance hotline service. Whistleblower Policy Our Code of Ethics contains a robust, formal and anonymous whistleblower policy. Under the policy, all teammates are required to report any violations of the Code of Ethics, including known or suspected violations, illegal or unethical behavior or activity, and conflicts of interest that involve the Company or its teammates. Individuals who become aware of any suspicious activity or behavior, including concerns regarding questionable accounting or auditing matters, must report these circumstances and any potential violations of laws, rules or regulations of our Code of Ethics to the Company’s chief audit officer or its chief legal officer. Alternatively, a report may be made anonymously through Safecall, the Company’s ethics and compliance hotline service, either by email or toll-free phone call. The Company will promptly investigate all reports of unlawful or inappropriate behavior. These procedures are open to anyone conducting business with Brown & Brown—teammates, shareholders, customers, suppliers, vendors and others—to anonymously report suspected wrongdoing. Reports made via the anonymous whistleblower escalation mechanisms are simultaneously forwarded to the Company’s legal team and other key internal members for investigation. Anti-Bribery and Corruption Our Code of Ethics, together with our Foreign Corrupt Practice Act and Anti-Bribery Policy Statement and Compliance Guide, as well as our Anti-Money Laundering Policy, prohibits teammates from engaging in bribery or corruption of any type. In addition, these policies prohibit teammates from giving gifts to or accepting gifts from government officials. Gifts of cash or checks may not be accepted from customers or suppliers of the Company, regardless of the amount. Gifts that may appear to influence business decisions are also not permitted. Teammates who are offered a gift or other item of value that would result in a violation of Company policies are required to immediately report the incident to the chief legal officer or file a report through Safecall, the Company's compliance hotline service. Risk Identification and Oversight Our risk identification and oversight are detailed in our annual Proxy Statement. Performance Management and Compensation Our compensation policies are detailed in our annual Proxy Statement. Government Relations The Company carries out the vast majority of its government relations activity through state insurance trade associations, and the Council of Insurance Agents and Brokers (CIAB) in Washington, D.C. Political contributions are primarily directed by our local offices for local candidates and causes and are overseen by our legal team. Annex Governance Environment Communities People Highlights Intro Brown & Brown, Inc. BROWN & BROWN'S 2025 GLOBAL IMPACT REPORT 41

Governance Enhanced Cybersecurity Our Cybersecurity team continues to grow and evolve, as does our commitment to safeguarding our teammates, systems and data. In 2025, we strengthened our security foundations and improved enterprise consistency through the following actions: • Enhanced security enforcement controls to reduce risk and improve the consistency of protection across the organization by enhancing the phishing resistance of our multi-factor authentication (MFA) • Further enhanced our mergers & acquisitions security playbook to streamline the implementation of security controls for newly acquired businesses and support integration at scale • Refreshed and expanded policies, guidelines, training and controls related to data privacy, data protection and the responsible use of artificial intelligence (AI) • Improved cybersecurity awareness through tailored training and communications, including interactive content and increased phishing simulation frequency to reinforce safe behaviors Annex Governance Environment Communities People Highlights Intro Brown & Brown, Inc. BROWN & BROWN'S 2025 GLOBAL IMPACT REPORT 42

Governance Data Security and Customer Privacy Over the last three years, we have had no material information security breaches involving the unauthorized movement or disclosure of sensitive information to a party not authorized to have or see the information. In 2025, the Company had no material losses or material legal proceedings associated with customer privacy incidents or professional integrity. The Company relies on our internal Technology Solutions team and third-party vendors to deliver effective and efficient services to our customers, process claims, and report information accurately and promptly to carriers. This often requires the secure handling of confidential, sensitive, proprietary, and other types of information. We actively monitor the risks associated with potential cybersecurity breaches of any of these systems. Therefore, we have made investments, and will continue to invest, in technology security initiatives, information technology policies, resources, and teammate training to mitigate the risk of unauthorized access to sensitive or personally identifiable information. The audit committee of our board of directors, composed entirely of independent directors, is responsible for organization-wide oversight regarding information security and reports to the full board of directors. All directors typically attend our committee meetings, which we believe creates transparency and a more collaborative and informed board. The audit committee receives reports on at least a quarterly basis from the Company’s chief information security officer on the Company’s latest information security risks and mitigation strategies. Assessing, identifying and managing cybersecurity related risks are integrated into our overall enterprise risk management (ERM) program. As part of the Company’s ERM program, the board of directors receives a report, at least annually, from the Company’s chief executive officer and chief legal officer concerning the Company’s risks, which include cybersecurity risks. The Company’s chief information security officer, under the direction of Company’s chief security officer, is responsible for developing and implementing our information security program. Both our chief security officer and our chief information security officer bring extensive experience in technology, operations, information risk and security in both the military and the private sector, including developing comprehensive information security programs for large and complex organizations. With more than 25 years of experience, our chief information security officer previously served as the chief information security officer of a highly regulated publicly traded company, where he developed and implemented robust security controls, standards, policies and procedures aligned with measurable industry standards. With more than 35 years of experience, our chief security officer has led industry specialists in attack surface reduction, incident response and recovery, targeted threat hunting, forensics/malware analysis and threat group analysis. Our information security team has deployed a structured and measured vulnerability management program that proactively identifies vulnerabilities across our platforms and processes. The program is composed of the following: • Internal persistent scans and external monthly scans; • Static and dynamic software custom code to develop scans for secure code development; • Periodic third-party executed penetration tests and risk assessments; and • A model to comply with SOC 2 Type II standards or other industry certifications at certain offices based on an office’s contractual agreements with carrier partners or other third parties. Additionally, external partners and products undergo a comprehensive security risk assessment process using our security scorecard tool, which evaluates data security risks and vulnerability maturity. Our teammates participate in an annual online security and compliance training program that includes testing. They are also subject to security awareness communications and random simulated phishing campaigns. Moreover, teammates are required to complete Health Insurance Portability and Accountability Act of 1996 (HIPAA) training every one or two years, depending on their location. In 2025, nearly all Brown & Brown teammates completed ethical conduct training, cybersecurity awareness training, the California Consumer Privacy Act (CCPA) Survey, and the Annual Certification for Insurance Licensees training, which serves as a reminder of the regulatory obligation to report certain changes to the jurisdictions where they are licensed. We have also established a structured incident response process driven by severity and type of issue. This process engages our security operations center (SOC) for incident identification, our internal security team for incident analysis and assignment, our Technology Solutions team for isolation/remediation and our third-party business partner for continuity awareness and escalations. These teams operate at the direction of our Legal Department when we identify potentially impactful information security incidents, which, among other things, directs external and internal reporting, including escalation to other functional areas within the Company and the board of directors. We have adopted an in-depth defense approach that includes intrusion detection systems and intrusion prevention systems, endpoint protection, endpoint detection and response and a log management platform. Additionally, to defray the costs of any future data breach, we have a cyber liability insurance policy. We face a number of cybersecurity risks in connection with our business and have experienced cybersecurity incidents, such as malware infections, phishing campaigns, ransomware and vulnerability exploit attempts, which to date have not had a material impact on our business strategy, results of operations or financial condition. For more information about the cybersecurity risks we face, see the risk factor entitled “A cybersecurity attack, or any other interruption in information technology and/or data security that may impact our operations or the operations of third parties that support us, could adversely affect our business, financial condition and reputation" in our Annual Report on Form 10-K. The protection of privacy is essential. Our goal is to treat any personal information provided to us with the utmost respect and in strict accordance with our Brown & Brown, Inc. Global Privacy Policy can be found at https://www.bbrown.com/us/privacy-statement. Annex Governance Environment Communities People Highlights Intro Brown & Brown, Inc. BROWN & BROWN'S 2025 GLOBAL IMPACT REPORT 43

This annex expands transparency through key data compiled in accordance with the SASB standards. In developing our report, we have compiled metrics organized by key ESG themes incorporated within our tables and throughout our organization. Brown & Brown best aligns into the SASB classifications for Professional & Commercial Services, and our reporting reflects that classification. Additionally, we are reporting on the SASB industries of Insurance that align with other business activities. Annex Annex Governance Environment Communities People Highlights Intro

INTRO HIGHLIGHTS PEOPLE COMMUNITIES ENVIRONMENT GOVERNANCE ANNEX

SASB Table

Professional & Commercial Services

SASB TOPIC	SASB METRIC	SASB CODE	2025 DATA AND/OR NARRATIVE RESPONSE
Data Security	Description of approach to identifying and addressing data security risks	SV-PS-230a.1	See Data Security & Customer Privacy on page 43.
	Description of policies and practices relating to collection, usage and retention of customer information	SV-PS-230a.2	See Data Security & Customer Privacy on page 43.
	(1) Number of data breaches, (2) percentage involving customers' confidential business information (CBI) or personally identifiable information (PII), (3) number of customers affected	SV-PS-230a.3	Over the last three years, we have had no material information security breaches involving the unauthorized movement or disclosure of sensitive information to a party that is not authorized to have or see the information.
Workforce Diversity & Engagement	Percentage of gender and racial/ ethnic group representation for (1) executive management and (2) all other employees	SV-PS-330a.1	The Company has made its U.S. workforce EEO-1 data as of October 26, 2024 available on the "Diversity, Inclusion & Belonging" section of our website (https://www.bbrown.com/us/diversity-inclusion-belonging/).
	(1) Voluntary and (2) involuntary turnover rate for employees	SV-PS-330a.2	The Company monitors voluntary and involuntary turnover of our employees; however, we currently do not publicly disclose these rates. We may consider disclosure of turnover rates in future reporting.
	Employee engagement as a percentage	SV-PS-330a.3	92% of teammates at Brown & Brown say it is a Great Place to Work®
Professional Integrity	Description of approach to ensuring professional integrity	SV-PS-510a.1	See Code of Business Conduct and Ethics on page 41.
	Total amount of monetary losses as a result of legal proceedings associated with professional integrity	SV-PS-510a.2	In 2025, the Company had no material losses or material legal proceedings associated with customer privacy incidents or professional integrity.
Activity Metrics	Number of employees by: (1) full-time and part-time, (2) temporary and (3) contract	SV-PS-000.A	At December 31, 2025, the Company has nearly 23,000 teammates globally. Of the U.S. teammates, nearly 22,000 were full time, 800+ were part time and 100+ were seasonal/temporary teammates.
	Employee hours worked, percentage billable	SV-PS-000.B	See Our Team on page 17.

Insurance

SASB TOPIC	SASB METRIC	SASB CODE	2025 DATA AND/OR NARRATIVE RESPONSE
Data Security	Total amount of monetary losses as a result of legal proceedings associated with marketing and communication of insurance product-related information to new and returning customers	FN-IN-270a.1	In 2025, the Company had no material losses or material legal proceedings associated with marketing and communication of insurance product-related information to new and returning customers.
	Complaints-to-claims ratio	FN-IN-270a.2	See Item 3. Legal Proceedings on page 27 of our Form 10-K.
	Customer retention rate	FN-IN-270a.3	The Company monitors customer retention; however, we currently do not publicly disclose this rate. We may consider disclosure of customer retention rates in future reporting.
	Description of approach to informing customers about products	FN-IN-270a.4	Brown & Brown publicly lists our services and solutions on our website so that they are easily accessible for both new and existing customers. Customers can find additional details about our business solutions, personal insurance solutions, national programs, and services by visiting (https://www.bbrown.com/us/about).

BROWN & BROWN, INC.
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300 North Beach Street Daytona Beach, FL 32114 (386) 252-9601 300 North Beach Street Daytona Beach, FL 32114 (386) 252-9601 BBrown.com